Exhibit 99.1
FOR IMMEDIATE RELEASE – July 28, 2022
Carter Bankshares, Inc. Announces Second Quarter 2022 Financial Results
Martinsville, VA, July 28, 2022 – Carter Bankshares, Inc. (the “Company”) (NASDAQ:CARE), the holding company of Carter Bank & Trust (the “Bank”) today announced net income of $10.8 million, or $0.44 diluted earnings per share, for the second quarter of 2022 compared to net income of $9.3 million, or $0.36 diluted earnings per share, in the first quarter of 2022 and net income of $5.4 million, or $0.21 diluted earnings per share, for the second quarter of 2021. The pre-tax pre-provision income1 was $14.7 million for the quarter ended June 30, 2022, $11.0 million for the quarter ended March 31, 2022 and $6.7 million for the quarter ended June 30, 2021.
For the six months ended June 30, 2022, net income was $20.1 million, or $0.80 diluted earnings per share, compared to net income of $14.8 million, or $0.56 diluted earnings per share for the same period in 2021. Pre-tax pre-provision earnings1 were $25.7 million and $18.6 million for the six months ended June 30, 2022 and 2021, respectively.
Second Quarter 2022 Financial Highlights
•Net interest income increased $4.2 million, or 15.0%, to $32.5 million compared to the first quarter of 2022 primarily due to a 36 basis point increase in earning assets and a one basis point decrease in funding costs;
•Net interest margin, on a fully taxable equivalent basis (“FTE”), increased 36 basis points to 3.27% compared to the first quarter of 2022 and increased 48 basis points compared to the second quarter of 2021;
•Total portfolio loans increased $103.9 million, or 14.4% on an annualized basis, to $3.0 billion at June 30, 2022 compared to March 31, 2022;
•Total deposits increased $25.1 million, or 2.7% on an annualized basis, to $3.8 billion at June 30, 2022 compared to March 31, 2022, and increased $94.1 million, or 2.7% on an annualized basis, compared to June 30, 2021. The increases from March 31, 2022 and June 30, 2021 were primarily due to increased core deposits, offset by the intentional runoff of certificates of deposits (“CDs”);
•Core deposits, including noninterest-bearing and interest-bearing demand deposits, money market and savings accounts, increased $49.1 million compared to March 31, 2022 and increased $290.8 million compared to June 30, 2021;
•During the second quarter of 2022, the Company’s Board of Directors authorized an additional common share repurchase program to purchase up to 750,000 shares of the Company’s common stock, subject to the Federal Reserve’s non-objection letter, which was received on July 26, 2022;
•Nonperforming loans increased $4.7 million, or 64.8% to $12.0 million at June 30, 2022 compared to March 31, 2022 and increased $2.5 million, or 25.7%, from June 30, 2021. The increase from March 31, 2022 is primarily due to the deterioration of a purchased syndicated commercial and industrial (“C&I”) loan totaling $4.9 million. Nonperforming loans as a percentage of total portfolio loans were 0.40%, 0.25% and 0.33% as of June 30, 2022, March 31, 2022 and June 30, 2021, respectively;
•The provision for credit losses totaled $1.8 million for the quarter ended June 30, 2022 compared to $0.6 million for the quarter ended March 31, 2022;

•On May 4, 2022, the Company expanded into Charlotte, NC with the opening of its new regional East Morehead office, which provides a full service retail and commercial lending center.
“We are very pleased with the solid second quarter financial results for our Company. The strong results of the quarter continue the positive momentum of the Company as we continued to see positive trends in net interest income expansion, loan growth, and expense control. Loans grew by an annualized rate of 14.4% since March 31, 2022, with strong production in our commercial and residential mortgage portfolios. Loan pipelines also remain healthy. Our balance sheet is positioned to benefit from the rising interest rate environment. In the second quarter of 2022, our net interest income expanded $4.2 million, or 15.0%, as a result of recent interest rate increases in our floating rate loans and securities,” stated Litz H. Van Dyke, Chief Executive Officer. “These factors are driving improvement in operating leverage and financial performance. The Company continues to be well capitalized, has strong liquidity, has improved asset quality and strong reserve levels, all of which will be beneficial should the economy trend towards recession.”
Van Dyke continued, “We are also extremely pleased with the success of our previously authorized two million share repurchase program which was completed as of April 27, 2022. We believe that this program was a prudent way to utilize excess capital in order to generate increased shareholder value. On June 22, 2022, the Company’s Board of Directors authorized an additional common share repurchase program of up to 750,000 shares of the Company’s common stock, subject to the Federal Reserve’s non-objection letter, which was received on July 26, 2022.”
Operating Highlights
Net interest income increased $4.2 million, or 15.0%, to $32.5 million compared to the first quarter of 2022 and $5.3 million, or 19.3%, compared to the second quarter of 2021. The net interest margin, on an FTE basis3, increased 36 basis points to 3.27% compared to the quarter ended March 31, 2022 and increased 48 basis points compared to the second quarter of 2021. The yield on interest-earning assets increased 36 basis points and 34 basis points compared to the quarters ended March 31, 2022 and June 30, 2021, respectively. Funding costs declined one basis point compared to the previous quarter and 21 basis points compared to the same quarter of 2021.
The Company continues to focus on the expansion of net interest income and the net interest margin. The second quarter of 2022 was positively impacted by an increase in the yield on loans and investment securities as well as the continued decline in funding costs. The increase in the yield on loans and securities is due to the rising interest rate environment. The second quarter of 2022 was also positively impacted by the collection of significant fees and enhanced pricing on loans related to one large credit relationship. Certain of these loans may not be renewed at maturity and/or may not otherwise impact the net interest income and net interest margin as significantly in future periods.
The provision for credit losses increased $1.2 million to $1.8 million in the second quarter of 2022 compared to $0.6 million in the first quarter of 2022. The increase in the provision for credit losses was primarily driven by the aforementioned deterioration of one purchased syndicated C&I loan which resulted in a $2.6 million specific reserve partially offset by a decline in the other segment due to principal pay downs.
The provision for unfunded commitments in the second quarter of 2022 was a provision of $0.3 million compared to a release of $0.2 million in the first quarter of 2022 and a release of $0.6 million in the second quarter of 2021. The increase to the provision for unfunded commitments in the second quarter of 2022 related to increased commitment volume in construction, partially offset by a decrease in the reserve rates.
At June 30, 2022 nonperforming loans increased $4.7 million, or 64.8%, to $12.0 million since March 31, 2022 due to the deterioration of the purchased syndicated C&I loan previously mentioned. Net charge-offs were $0.2 million for the second quarter of 2022 compared to $8.5 million in the same period of 2021. As a percentage of average portfolio loans, on an annualized basis, net charge-offs were 0.03% and 1.15% for the second quarter of 2022 and 2021, respectively. Nonperforming loans as a percentage of total portfolio loans were 0.40%, 0.25% and 0.33% as of June 30, 2022, March 31, 2022 and June 30, 2021, respectively.
Total noninterest income was $5.6 million for the second quarter of 2022, an increase of $0.3 million, or 5.1%, from the first quarter of 2022 and a decrease of $1.6 million, or 22.6%, compared to the second quarter of 2021. The increase of $0.3 million from the first quarter of 2022 related to various fluctuations. Commercial loan swap fee income increased $0.8 million, insurance commissions increased $0.3 million and higher net securities gains of $0.1 million. These increases were offset by the sales and write-downs on bank premises, net of $0.4 million, a $0.2 million decrease in services charges, commissions and fees, a $0.1 million decrease in debit card interchange fees and a decrease of $0.2 million in other noninterest income.
The decrease of $1.6 million compared to the second quarter of 2021 was primarily driven by declines in net security gains of $1.4 million. Other decreases included $0.6 million in other noninterest expenses, offset by increases of $0.3 million in service charges, commissions and fees, as well as an increase of $0.2 million in insurance commissions. The variances shown in commercial loan swap fee income is related to the timing and demand for this product in the current rising interest rate environment. Changes between the comparable periods for service charges on deposit accounts and debit card interchange fees was primarily volume driven. The increases in insurance commissions was due to increased customer activity. The variances in other noninterest income compared to the year ago quarter related to a premium of $0.5 million on the sale of four bank branches in the second quarter of 2021.
Total noninterest expense was $23.4 million for the second quarter of 2022, an increase of $0.9 million, or 4.0%, from the first quarter of 2022 and a decrease of $4.3 million, or 15.7%, compared to the second quarter of 2021. The increase from the first quarter of 2022 was primarily driven by $0.7 million higher salaries and employee benefits resulting from an increase of $0.2 million due to one extra working day in the second quarter of 2022, a $0.4 million incentive true-up and a $0.1 million profit sharing adjustment in the first quarter of 2022.
The decrease of $4.3 million in total noninterest expense compared to the second quarter of 2021 was driven by decreases of $2.7 million in losses on sales and write-downs of other real estate owned (“OREO”), net, $1.2 million in salaries and employee benefits, $0.2 million in professional and legal fees and $0.2 million in occupancy expense, net. The losses on sales and write-downs of OREO, net, related to a one-time charge for bank branches of $3.0 million closed in the second quarter of 2021, transferred to OREO and marketed for sale. The decrease compared to the year ago period in salaries and employee benefits was primarily related to lower salaries of $0.4 million as a result of our retail branch optimization project and a decrease of $0.8 million in medical costs.
Financial Condition
Total assets was $4.1 billion at June 30, 2022 and March 31, 2022. Total portfolio loans increased $103.9 million, or 14.4% on an annualized basis, to $3.0 billion at June 30, 2022 compared to March 31, 2022 primarily due to higher loan growth in the second quarter of 2022. OREO decreased $2.8 million at June 30, 2022 compared to March 31, 2022.
Closed retail bank offices have a remaining book value of $1.0 million at June 30, 2022 compared to $1.5 million at March 31, 2022. During the first quarter of 2022, two branch closures were completed as part of our branch network optimization project that aligns with our strategic goals to enhance franchise value and improve operating efficiency.
Federal Reserve Bank excess reserves decreased $16.7 million to $26.3 million at June 30, 2022 from $43.0 million at March 31, 2022 due to solid loan growth in the first half of 2022.
The securities portfolio decreased $75.0 million and is currently 22.0% of total assets at June 30, 2022 compared to 23.8% of total assets at March 31, 2022. The decrease is due to redeploying security maturities into higher yielding loan growth. We have further diversified the securities portfolio as to bond types, maturities and interest rate structures.
Total deposits increased $25.1 million to $3.8 billion at June 30, 2022 as compared to $3.7 billion at March 31, 2022. The increases included $28.8 million in money market accounts, $19.1 million in interest-bearing demand accounts and $5.3 million in savings accounts, offset by the intentional decline of $24.0 million in CDs and $4.1 million in noninterest-bearing demand accounts. At June 30, 2022, noninterest-bearing deposits comprised 18.8% compared to 19.0% and 19.7% of total deposits at March 31, 2022 and June 30, 2021, respectively. CDs comprised 33.6%, 34.5% and 39.8% of total deposits at June 30, 2022, March 31, 2022 and June 30, 2021, respectively.
The Company remains well capitalized. The Company’s Tier 1 Capital ratio was 12.70% at June 30, 2022 as compared to 12.98% at March 31, 2022. The Company’s leverage ratio was 9.96% at June 30, 2022 as compared to 10.00% at March 31, 2022. The Company’s Total Risk-Based Capital ratio was 13.96% at June 30, 2022 as compared to 14.24% at March 31, 2022.
Total capital decreased $24.4 million to $334.1 million at June 30, 2022 compared to March 31, 2022. The decrease in total capital during 2022 is primarily due to a $27.7 million decrease in other comprehensive income due to changes in fair value of available-for-sale investment securities, $7.8 million is related to the repurchase of common stock through June 30, 2022, offset by net income of $10.8 million for the three months ended June 30, 2022. The remaining difference of $0.3 million is related to restricted stock activity through June 30, 2022.
At June 30, 2022, funding sources accessible to the Company include borrowing availability at the Federal Home Loan Bank (“FHLB”), equal to 25.0% of the Company’s assets or approximately $1.0 billion, subject to the amount of eligible collateral pledged, federal funds unsecured lines with six other correspondent financial institutions in the amount of $145.0 million and access to the institutional CD market. In addition to the above funding resources, the Company also has $728.5 million of unpledged available-for-sale investment securities as an additional source of liquidity.
About Carter Bankshares, Inc.
Headquartered in Martinsville, VA, Carter Bankshares, Inc. (NASDAQ: CARE) provides a full range of commercial banking, consumer banking, mortgage and services through its subsidiary Carter Bank & Trust. The Company has $4.1 billion in assets and 68 branches in Virginia and North Carolina. For more information or to open an account visit www.CBTCares.com.
Important Note Regarding Non-GAAP Financial Measures
In addition to traditional measures presented in accordance with GAAP, our management uses, and this press release contains or references, certain non-GAAP financial measures and should be read along with the accompanying tables in our definitions and reconciliations of GAAP to non-GAAP financial measures. This press release and the accompanying tables discuss financial measures that we believe are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results or financial condition as reported under GAAP.

Important Note Regarding Forward-Looking Statements
This information contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, litigation to which the Company is or has been a party and the potential impacts thereof, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels and asset quality. Forward looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “ believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: changes in accounting policies, practices, or guidance, for example, our adoption of CECL; cyber-security threats, attacks or events; rapid technological developments and changes; changes in the Company’s liquidity and capital positions; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (such as the ongoing COVID-19 pandemic), and of any governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of the Company's borrowers to satisfy their obligations to the Company, on the value of collateral securing loans, on the demand for the Company's loans or its other products and services, on incidents of cyberattack and fraud, on the Company’s liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of the Company's business operations and on financial markets and economic growth; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight; legislation affecting the financial services industry as a whole, and the Company and the Bank, in particular; the outcome of pending and future litigation and governmental proceedings, including litigation or actions arising from the Company’s participation in and administration of programs related to COVID-19, including, among other things, the PPP under the CARES Act; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or more costly than anticipated; material increases in costs and expenses; reliance on significant customer relationships; general economic or business conditions, including unemployment levels, continuing supply chain disruptions and slowdowns in economic growth, particularly related to the sustained economic impacts of the COVID-19 pandemic; the potential adverse effects of unusual and infrequently occurring events, or the prospect of these events, such as weather-related disasters, terrorist acts, war and other military conflicts (such as the ongoing war between Russia and Ukraine) and the governmental and societal responses thereto; changes in the Company’s branch expansions and consolidations, including that the anticipated benefits of the Company’s branch network optimization project are not fully realized in a timely manner or at all, deterioration of the housing market and reduced demand for mortgages; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses. Many of these factors, as well as other factors, are described in our filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are prepared. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
Carter Bankshares, Inc.
Wendy Bell, 276-656-1776
Senior Executive Vice President & Chief Financial Officer
wendy.bell@CBTCares.com

CARTER BANKSHARES, INC.
CONSOLIDATED SELECTED FINANCIAL DATA
BALANCE SHEETS

(Dollars in Thousands, except per share data)	June 30, 2022	March 31, 2022	June 30, 2021

	(unaudited)	(unaudited)	(unaudited)
ASSETS
Cash and Due From Banks	$43,194	$38,534	$41,850
Interest-Bearing Deposits in Other Financial Institutions	745	26,462	72,538
Federal Reserve Bank Excess Reserves	26,301	43,040	102,263
Total Cash and Cash Equivalents	70,240	108,036	216,651

Securities Available-for-Sale, at Fair Value	907,034	982,041	843,538
Loans Held-for-Sale	—	196	9,311
Portfolio Loans	2,997,896	2,894,004	2,916,654
Allowance for Credit Losses	(97,981)	(96,376)	(109,319)
Portfolio Loans, net	2,899,915	2,797,628	2,807,335

Bank Premises and Equipment, net	73,202	73,402	73,301
Other Real Estate Owned, net	8,432	11,253	21,250
Federal Home Loan Bank Stock, at Cost	2,067	2,067	3,215
Bank Owned Life Insurance	56,046	55,712	54,679
Other Assets	106,344	92,891	91,233
Total Assets	$4,123,280	$4,123,226	$4,120,513

LIABILITIES
Deposits:
Noninterest-Bearing Demand	$704,323	$708,353	$720,231
Interest-Bearing Demand	499,282	480,192	414,677
Money Market	555,621	526,838	405,962
Savings	733,704	728,425	661,303
Certificates of Deposit	1,260,463	1,284,470	1,457,168
Total Deposits	3,753,393	3,728,278	3,659,341
Federal Home Loan Bank Borrowings	—	—	30,000
Other Liabilities	35,745	36,392	32,064
Total Liabilities	3,789,138	3,764,670	3,721,405

SHAREHOLDERS' EQUITY
Common Stock, Par Value $1.00 Per Share, Authorized 100,000,000 Shares;
24,577,477 outstanding at June 30, 2022,
24,986,726 outstanding at March 31, 2022 and 26,466,748 at June 30, 2021	24,577	24,987	26,467
Additional Paid-in Capital	113,975	121,045	143,874
Retained Earnings	255,576	244,798	218,692
Accumulated Other Comprehensive (Loss) Income	(59,986)	(32,274)	10,075
Total Shareholders’ Equity	334,142	358,556	399,108
Total Liabilities and Shareholders’ Equity	$4,123,280	$4,123,226	$4,120,513

PERFORMANCE RATIOS
Return on Average Assets (QTD Annualized)	1.04%	0.92%	0.53%
Return on Average Assets (YTD Annualized)	0.98%	0.92%	0.72%
Return on Average Shareholders' Equity (QTD Annualized)	12.51%	9.57%	5.55%
Return on Average Shareholders' Equity (YTD Annualized)	10.95%	9.57%	7.62%
Portfolio Loans to Deposit Ratio	79.87%	77.62%	79.70%
Allowance for Credit Losses to Total Portfolio Loans	3.27%	3.33%	3.75%

CAPITALIZATION RATIOS
Shareholders' Equity to Assets	8.10%	8.70%	9.69%
Tier 1 Leverage Ratio	9.96%	10.00%	10.23%
Risk-Based Capital - Tier 1	12.70%	12.98%	13.40%
Risk-Based Capital - Total	13.96%	14.24%	14.66%

CARTER BANKSHARES, INC.
CONSOLIDATED SELECTED FINANCIAL DATA
INCOME STATEMENTS

	Quarter-to-Date			Year-to-Date
(Dollars in Thousands, except per share data)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021

	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income	$36,961	$32,678	$33,094	$69,639	$66,051
Interest Expense	4,502	4,456	5,891	8,958	12,319
NET INTEREST INCOME	32,459	28,222	27,203	60,681	53,732

Provision for Credit Losses	1,814	630	967	2,444	2,824
Provision (Recovery) for Unfunded Commitments	269	(236)	(603)	33	(885)
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	30,376	27,828	26,839	58,204	51,793

NONINTEREST INCOME
Gains (Losses) on Sales of Securities, net	76	(24)	1,499	52	5,109
Service Charges, Commissions and Fees	1,749	1,953	1,489	3,702	3,298
Debit Card Interchange Fees	1,850	1,932	1,874	3,782	3,705
Insurance Commissions	568	269	378	837	672
Bank Owned Life Insurance Income	334	334	342	668	682
(Losses) Gains on Sales and Write-downs of Bank Premises, net	(37)	383	—	346	—
Other Real Estate Owned Income	12	10	4	22	75
Commercial Loan Swap Fee Income	756	—	742	756	961
Other	296	478	910	774	1,688
TOTAL NONINTEREST INCOME	5,604	5,335	7,238	10,939	16,190

NONINTEREST EXPENSE
Salaries and Employee Benefits	12,444	11,757	13,686	24,201	26,268
Occupancy Expense, net	3,296	3,352	3,451	6,648	6,965
FDIC Insurance Expense	629	368	657	997	1,300
Other Taxes	819	804	718	1,623	1,480
Advertising Expense	267	239	220	506	390
Telephone Expense	454	488	588	942	1,188
Professional and Legal Fees	1,202	1,219	1,440	2,421	2,664
Data Processing	842	841	954	1,683	1,875
(Gains) Losses on Sales and Write-downs of Other Real Estate Owned, net	(60)	159	2,603	99	2,815
Losses on Sales and Write-downs of Bank Premises, net	—	—	64	—	107
Debit Card Expense	659	633	713	1,292	1,345
Tax Credit Amortization	615	615	427	1,230	854
Other Real Estate Owned Expense	141	41	142	182	196
Other	2,102	1,995	2,096	4,097	3,917
TOTAL NONINTEREST EXPENSE	23,410	22,511	27,759	45,921	51,364

INCOME BEFORE INCOME TAXES	12,570	10,652	6,318	23,222	16,619
Income Tax Provision	1,792	1,329	886	3,121	1,812
NET INCOME	$10,778	$9,323	$5,432	$20,101	$14,807

Shares Outstanding, at End of Period	24,577,477	24,986,726	26,466,748	24,577,477	26,466,748
Average Shares Outstanding-Basic & Diluted	24,490,302	25,740,636	26,344,104	25,111,931	26,314,943

PER SHARE DATA
Basic Earnings Per Common Share	$0.44	$0.36	$0.21	$0.80	$0.56
Diluted Earnings Per Common Share	$0.44	$0.36	$0.21	$0.80	$0.56
Book Value	$13.60	$14.35	$15.08	$13.60	$15.08
Market Value	$13.20	$17.37	$12.51	$13.20	$12.51

PROFITABILITY RATIOS (non-GAAP)
Net Interest Margin (FTE)[3]	3.27%	2.91%	2.79%	3.09%	2.78%
Core Efficiency Ratio[4]	61.30%	66.35%	75.24%	63.65%	74.31%

CARTER BANKSHARES, INC.
CONSOLIDATED SELECTED FINANCIAL DATA
NET INTEREST MARGIN (FTE) (QTD AVERAGES)
(Unaudited)

	June 30, 2022			March 31, 2022			June 30, 2021
(Dollars in Thousands)	Average Balance	Income/ Expense	Rate	Average Balance	Income/ Expense	Rate	Average Balance	Income/ Expense	Rate
ASSETS
Interest-Bearing Deposits with Banks	$30,606	$61	0.80%	$140,080	$62	0.18%	$190,851	$56	0.12%
Tax-Free Investment Securities[3]	33,873	237	2.81%	26,579	211	3.22%	33,027	273	3.32%
Taxable Investment Securities	975,352	4,452	1.83%	960,645	3,732	1.58%	765,286	3,138	1.64%
Total Securities	1,009,225	4,689	1.86%	987,224	3,943	1.62%	798,313	3,411	1.71%
Tax-Free Loans[3]	147,060	1,159	3.16%	154,117	1,206	3.17%	197,393	1,565	3.18%
Taxable Loans	2,831,384	31,323	4.44%	2,690,781	27,745	4.18%	2,782,802	28,417	4.10%
Total Loans	2,978,444	32,482	4.37%	2,844,898	28,951	4.13%	2,980,195	29,982	4.04%
Federal Home Loan Bank Stock	2,314	22	3.81%	2,139	20	3.79%	3,215	31	3.87%
Total Interest-Earning Assets	4,020,589	37,254	3.72%	3,974,341	32,976	3.36%	3,972,574	33,480	3.38%
Noninterest Earning Assets	120,540			154,971			170,885
Total Assets	$4,141,129			$4,129,312			$4,143,459

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-Bearing Demand	$487,567	$343	0.28%	$463,980	$277	0.24%	$404,084	$234	0.23%
Money Market	528,211	310	0.24%	510,286	284	0.23%	351,820	305	0.35%
Savings	735,438	189	0.10%	705,759	178	0.10%	657,803	169	0.10%
Certificates of Deposit	1,270,569	3,570	1.13%	1,308,799	3,660	1.13%	1,512,923	5,052	1.34%
Total Interest-Bearing Deposits	3,021,785	4,412	0.59%	2,988,824	4,399	0.60%	2,926,630	5,760	0.79%
Federal Funds Purchased	3,033	4	0.53%	—	—	—%	—	—	—%
Federal Home Loan Bank Borrowings	6,594	10	0.61%	1,400	6	1.74%	30,000	91	1.22%
Other Borrowings	6,205	76	4.91%	4,358	51	4.75%	3,514	40	4.57%
Total Borrowings	15,832	90	2.28%	5,758	57	4.01%	33,514	131	1.57%
Total Interest-Bearing Liabilities	3,037,617	4,502	0.59%	2,994,582	4,456	0.60%	2,960,144	5,891	0.80%
Noninterest-Bearing Liabilities	757,831			739,556			790,537
Shareholders' Equity	345,681			395,174			392,778
Total Liabilities and Shareholders' Equity	$4,141,129			$4,129,312			$4,143,459
Net Interest Income[3]		$32,752			$28,520			$27,589
Net Interest Margin[3]			3.27%			2.91%			2.79%

CARTER BANKSHARES, INC.
CONSOLIDATED SELECTED FINANCIAL DATA
NET INTEREST MARGIN (FTE) (YTD AVERAGES)
(Unaudited)

	June 30, 2022			June 30, 2021
(Dollars in Thousands)	Average Balance	Income/ Expense	Rate	Average Balance	Income/ Expense	Rate
ASSETS
Interest-Bearing Deposits with Banks	$85,040	$123	0.29%	$182,835	$106	0.12%
Tax-Free Investment Securities[3]	30,246	448	2.99%	42,256	685	3.27%
Taxable Investment Securities	968,039	8,184	1.70%	736,926	6,125	1.68%
Total Securities	998,285	8,632	1.74%	779,182	6,810	1.76%
Tax-Free Loans[3]	150,569	2,365	3.17%	210,132	3,353	3.22%
Taxable Loans	2,761,471	59,068	4.31%	2,780,127	56,562	4.10%
Total Loans	2,912,040	61,433	4.25%	2,990,259	59,915	4.04%
Federal Home Loan Bank Stock	2,227	42	3.80%	4,006	68	3.42%
Total Interest-Earning Assets	3,997,592	70,230	3.54%	3,956,282	66,899	3.41%
Noninterest Earning Assets	137,661			176,553
Total Assets	$4,135,253			$4,132,835

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-Bearing Demand	$475,838	$620	0.26%	$391,555	$449	0.23%
Money Market	519,298	594	0.23%	330,838	570	0.35%
Savings	720,681	367	0.10%	651,340	331	0.10%
Certificates of Deposit	1,289,578	7,230	1.13%	1,566,436	10,705	1.38%
Total Interest-Bearing Deposits	3,005,395	8,811	0.59%	2,940,169	12,055	0.83%
Federal Funds Purchased	1,525	4	0.53%	—	—	—%
Federal Home Loan Bank Borrowings	4,011	16	0.80%	31,934	187	1.18%
Other Borrowings	5,287	127	4.84%	2,914	77	5.33%
Total Borrowings	10,823	147	2.74%	34,848	264	1.53%
Total Interest-Bearing Liabilities	3,016,218	8,958	0.60%	2,975,017	12,319	0.84%
Noninterest-Bearing Liabilities	748,744			765,852
Shareholders' Equity	370,291			391,966
Total Liabilities and Shareholders' Equity	$4,135,253			$4,132,835
Net Interest Income[3]		$61,272			$54,580
Net Interest Margin[3]			3.09%			2.78%
LOANS AND LOANS HELD-FOR-SALE
(Unaudited)

(Dollars in Thousands)	June 30, 2022	March 31, 2022	June 30, 2021
Commercial
Commercial Real Estate	$1,389,117	$1,343,206	$1,337,792
Commercial and Industrial	336,477	345,345	413,842
Total Commercial Loans	1,725,594	1,688,551	1,751,634
Consumer
Residential Mortgages	559,313	483,382	425,642
Other Consumer	48,033	43,288	43,336
Total Consumer Loans	607,346	526,670	468,978
Construction	322,731	321,190	320,885
Other	342,225	357,593	375,157
Total Portfolio Loans	$2,997,896	$2,894,004	$2,916,654
Loans Held-for-Sale	—	196	9,311
Total Loans	$2,997,896	$2,894,200	$2,925,965

CARTER BANKSHARES, INC.
CONSOLIDATED SELECTED FINANCIAL DATA
ASSET QUALITY DATA
(Unaudited)

(Dollars in Thousands)	June 30, 2022	March 31, 2022	June 30, 2021
Nonperforming Loans
Commercial Real Estate	$3,258	$3,279	$778
Commercial and Industrial	5,210	208	674
Residential Mortgages	2,555	2,816	2,841
Other Consumer	6	20	90
Construction	1,000	974	5,185
Other	—	—	—
Total Nonperforming Loans	12,029	7,297	9,568

Other Real Estate Owned	8,432	11,253	21,250
Total Nonperforming Assets	$20,461	$18,550	$30,818

Nonperforming Loans to Total Portfolio Loans	0.40%	0.25%	0.33%
Nonperforming Assets to Total Portfolio Loans plus Other Real Estate Owned	0.68%	0.64%	1.05%
Allowance for Credit Losses to Total Portfolio Loans	3.27%	3.33%	3.75%
Allowance for Credit Losses to Nonperforming Loans	814.54%	1320.76%	1142.55%
Net Loan Charge-offs (Recoveries) QTD	$209	$193	$8,520
Net Loan Charge-offs (Recoveries) YTD	$402	$193	$9,221
Net Loan Charge-offs (Recoveries) (Annualized) to Average Portfolio Loans QTD	0.03%	0.03%	1.15%
Net Loan Charge-offs (Recoveries) (Annualized) to Average Portfolio Loans YTD	0.03%	0.03%	0.63%

CARTER BANKSHARES, INC.
CONSOLIDATED SELECTED FINANCIAL DATA
ALLOWANCE FOR CREDIT LOSSES
(Unaudited)

	Quarter-to-Date			Year-to-Date
(Dollars in Thousands)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Balance Beginning of Year	$96,376	$95,939	$116,872	$95,939	$54,074
Impact of CECL Adoption	—	—	—	—	61,642
Provision for Credit Losses	1,814	630	967	2,444	2,824
Charge-offs:
Commercial Real Estate	—	—	8,238	—	8,238
Commercial and Industrial	22	—	7	22	8
Residential Mortgages	6	17	22	23	217
Other Consumer	391	435	539	826	1,409
Construction	—	—	—	—	—
Other	—	—	—	—	—
Total Charge-offs	419	452	8,806	871	9,872
Recoveries:
Commercial Real Estate	—	—	140	—	140
Commercial and Industrial	—	1	1	1	2
Residential Mortgages	96	—	1	96	167
Other Consumer	114	109	144	223	281
Construction	—	149	—	149	61
Other	—	—	—	—	—
Total Recoveries	210	259	286	469	651
Total Net Charge-offs	209	193	8,520	402	9,221
Balance End of Period	$97,981	$96,376	$109,319	$97,981	$109,319
DEFINITIONS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES:
(Unaudited)

[1] Pre-tax Pre-provision Income (Non-GAAP)	Quarter-to-Date			Year-to-Date
(Dollars in Thousands)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net Interest Income	$32,459	$28,222	$27,203	$60,681	$53,732
Noninterest Income	5,604	5,335	7,238	10,939	16,190
Noninterest Expense	23,410	22,511	27,759	45,921	51,364
Pre-tax Pre-provision Income	$14,653	$11,046	$6,682	$25,699	$18,558

(Gains) Losses on Sales of Securities, net	(76)	24	(1,499)	(52)	(5,109)
Losses (Gains) on Sales and Write-downs of Bank Premises, net	37	(383)	64	(346)	107
(Gains) Losses on Sales and Write-downs of OREO, net	(60)	159	2,603	99	2,815
Branch Consolidation Severance and Expenses	—	—	523	—	527
Non-recurring Fees[5]	(4)	(65)	(163)	(69)	(609)
OREO Income	(12)	(10)	(4)	(22)	(75)
FHLB Prepayment Penalty	—	18	—	18	4
Contingent Liability	(10)	160	—	150	—
Gain on Sale of Branches	—	—	(506)	—	(506)
Core Pre-tax Pre-provision Income (Non-GAAP)	$14,528	$10,949	$7,700	$25,477	$15,712

CARTER BANKSHARES, INC.
CONSOLIDATED SELECTED FINANCIAL DATA

[2] Core Net Income (Non-GAAP)	Quarter-to-Date			Year-to-Date
(Dollars in Thousands, except per share data)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net Income	$10,778	$9,323	$5,432	$20,101	$14,807
(Gains) Losses on Sales of Securities, net	(76)	24	(1,499)	(52)	(5,109)
Losses (Gains) on Sales and Write-downs of Bank Premises, net	37	(383)	64	(346)	107
(Gains) Losses on Sales and Write-downs of OREO, net	(60)	159	2,603	99	2,815
Branch Consolidation Severance and Expenses	—	—	523	—	527
Non-recurring Fees[5]	(4)	(65)	(163)	(69)	(609)
OREO Income	(12)	(10)	(4)	(22)	(75)
FHLB Prepayment Penalty	—	18	—	18	4
Contingent Liability	(10)	160	—	150	—
Gain on Sale of Branches	—	—	(506)	—	(506)
Total Tax Effect	26	20	(214)	46	598
Core Net Income (Non-GAAP)	$10,679	$9,246	$6,236	$19,925	$12,559

Average Shares Outstanding - diluted	24,490,302	25,740,636	26,344,104	25,111,931	26,314,943
Core Earnings Per Common Share (diluted) (Non-GAAP)	$0.44	$0.36	$0.24	$0.79	$0.48
3 Net interest income has been computed on a fully taxable equivalent basis ("FTE") using a 21% federal income tax rate for the 2022 and 2021 periods.

Net Interest Income (FTE) (Non-GAAP)	Quarter-to-Date			Year-to-Date
(Dollars in Thousands)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Interest Income (FTE)(Non-GAAP)
Interest and Dividend Income (GAAP)	$36,961	$32,678	$33,094	$69,639	$66,051
Tax Equivalent Adjustment[3]	293	298	386	591	848
Interest and Dividend Income (FTE) (Non-GAAP)	37,254	32,976	33,480	70,230	66,899
Average Earning Assets	4,020,589	3,974,341	3,972,574	3,997,592	3,956,282
Yield on Interest-earning Assets (GAAP)	3.69%	3.33%	3.34%	3.51%	3.37%
Yield on Interest-earning Assets (FTE) (Non-GAAP)	3.72%	3.36%	3.38%	3.54%	3.41%

Net Interest Income (GAAP)	$32,459	$28,222	$27,203	$60,681	$53,732
Tax Equivalent Adjustment[3]	293	298	386	591	848
Net Interest Income (FTE) (Non-GAAP)	32,752	28,520	27,589	61,272	54,580
Average Earning Assets	4,020,589	3,974,341	3,972,574	3,997,592	3,956,282
Net Interest Margin (GAAP)	3.24%	2.88%	2.75%	3.06%	2.74%
Net Interest Margin (FTE) (Non-GAAP)	3.27%	2.91%	2.79%	3.09%	2.78%

CARTER BANKSHARES, INC.
CONSOLIDATED SELECTED FINANCIAL DATA

[4] Core Efficiency Ratio (Non-GAAP)	Quarter-to-Date			Year-to-Date
(Dollars in Thousands)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
NONINTEREST EXPENSE	$23,410	$22,511	$27,759	$45,921	$51,364
Less: Gains (Losses) on Sales and Write-downs of OREO, net	60	(159)	(2,603)	(99)	(2,815)
Less: Losses on Sales and Write-downs of Bank Premises, net	—	—	(64)	—	(107)
Less: Branch Consolidation Severance and Expenses	—	—	(523)	—	(527)
Less: FHLB Prepayment Penalty	—	(18)	—	(18)	(4)
Less: Contingent Liability	10	(160)	—	(150)	—
CORE NONINTEREST EXPENSE (Non-GAAP)	$23,480	$22,174	$24,569	$45,654	$47,911

NET INTEREST INCOME	$32,459	$28,222	$27,203	$60,681	$53,732
Plus: Taxable Equivalent Adjustment[3]	293	298	386	591	848
NET INTEREST INCOME (FTE) (Non-GAAP)	$32,752	$28,520	$27,589	$61,272	$54,580
Less: (Gains) Losses on Sales of Securities, net	(76)	24	(1,499)	(52)	(5,109)
Less: Losses (Gains) on Sales of Bank Premises, net	37	(383)	—	(346)	—
Less: Non-recurring Fees[5]	(4)	(65)	(163)	(69)	(609)
Less: OREO Income	(12)	(10)	(4)	(22)	(75)
Less: Gain on Sale of Branches	—	—	(506)	—	(506)
Noninterest Income	5,604	5,335	7,238	10,939	16,190
CORE NET INTEREST INCOME (FTE) (Non-GAAP) plus NONINTEREST INCOME	$38,301	$33,421	$32,655	$71,722	$64,471

CORE EFFICIENCY RATIO (Non-GAAP)	61.30%	66.35%	75.24%	63.65%	74.31%
5 The Non-recurring fees include PPP related fees.